CSFB04-8_Indymac -- 3A2

CREDIT SUISSE FIRST BOSTON

Balance

$3,000,000.00

Delay

24

WAC

5.860000000

WAM

351

Coupon

5.500

Dated

11/01/2004

NET

5.5

WALA

9

Settle

11/30/2004

First Payment

12/25/2004

Price	1	2	3	4	5	6	7	8	9

	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-00.00	5.69	5.70	5.72	5.75	5.76	5.78	5.94	6.14	6.28
98-08.00	5.67	5.68	5.70	5.72	5.73	5.75	5.88	6.05	6.17
98-16.00	5.65	5.66	5.67	5.69	5.70	5.71	5.82	5.96	6.06
98-24.00	5.63	5.64	5.65	5.66	5.67	5.68	5.77	5.88	5.95
99-00.00	5.61	5.62	5.62	5.63	5.64	5.65	5.71	5.79	5.84
99-08.00	5.59	5.60	5.60	5.61	5.61	5.61	5.65	5.70	5.73
99-16.00	5.57	5.57	5.58	5.58	5.58	5.58	5.59	5.61	5.62
99-24.00	5.55	5.55	5.55	5.55	5.55	5.55	5.54	5.52	5.51
100-00.00	5.54	5.53	5.53	5.52	5.52	5.52	5.48	5.43	5.40
100-08.00	5.52	5.51	5.50	5.49	5.49	5.48	5.42	5.35	5.30
100-16.00	5.50	5.49	5.48	5.47	5.46	5.45	5.37	5.26	5.19
100-24.00	5.48	5.47	5.46	5.44	5.43	5.42	5.31	5.17	5.08
101-00.00	5.46	5.45	5.43	5.41	5.40	5.38	5.25	5.09	4.98
101-08.00	5.44	5.43	5.41	5.38	5.37	5.35	5.20	5.00	4.87
101-16.00	5.42	5.41	5.39	5.36	5.34	5.32	5.14	4.92	4.76
101-24.00	5.40	5.39	5.36	5.33	5.31	5.29	5.08	4.83	4.66
102-00.00	5.38	5.37	5.34	5.30	5.28	5.26	5.03	4.74	4.55

Spread @ Center Price	81	100	117	131	137	142	211	253	266
WAL	23.68	19.73	15.95	12.80	11.43	10.16	5.14	3.18	2.53
Mod Durn	12.93	11.75	10.35	8.95	8.27	7.58	4.37	2.85	2.30
Principal Window	Dec26 - Apr30	Sep22 - Nov26	Dec18 - Feb23	Jan16 - Sep19	Oct14 - Mar18	Aug13 - Nov16	Sep09 - Jun10	Nov07 - Apr08	Apr07 - Jul07

Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

Treasury

Mat

6MO

2YR

3YR

5YR

10YR

30YR

Yld

2.157

2.606

2.811

3.338

4.076

4.841

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.